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                                                               Exhibit 10(cxxiv)

                             AMENDMENT NO. 1 TO THE
                       HAMILTON BEACH/PROCTOR-SILEX, INC.
                      LONG-TERM INCENTIVE COMPENSATION PLAN

     Hamilton Beach/Proctor-Silex, Inc. hereby adopts this Amendment No. 1 to the Hamilton Beach/Proctor-Silex, Inc. Long-Term Incentive Compensation Plan (the "Plan"), effective as of December 31, 1999. Words and phrases used herein with initial capital letters which are defined in the Plan are used herein as so defined.

                                    SECTION 1

                  The first two sentences of Section 5.2(f) of the Plan is hereby deleted in their entirety and replaced with the following sentences:

                  "At any time following the fifth anniversary of the date of any Award which has not yet vested under this Plan, a grantee may annually request in writing that the Committee permit the grantee to exercise and receive payment of up to 20% of the number of Book Value Appreciation Units originally granted in such Award if such funds are required due to an 'Unforeseeable Emergency;' provided, however, that such grantee will not receive an Award of any replacement Units with respect to the Units exercised for a period of two years from the grantee's payment effective date; and further provided, however, that replacement Units, if any, awarded under this Plan shall equal no more than the same number of Units which were exercised. Payments of amounts because of an Unforeseeable Emergency shall be made at the sole discretion of the Committee and shall be permitted only to the extent reasonably necessary to satisfy the emergency need. For this purpose, an Unforeseeable Emergency shall mean an event which results (or will result) in severe financial hardship to the grantee as a consequence of an unexpected illness or accident or loss of the grantee's property due to casualty or other similar extraordinary or unforeseen circumstances out of the control of the grantee. A grantee may make any number of requests pursuant to this Section 5.2(f) so long as (y) no more than one request shall be granted in each calendar year and (z) the total amount paid over the life of the Award pursuant to this Section 5.2(f) does not exceed the amount represented by 40% of the Units originally granted in such Award."

                                    SECTION 2

     Section 8 of the Plan is hereby amended by deleting the phrase "The Committee" therefrom and replacing it with the phrase "The Committee (or the NACCO Industries, Inc. Benefits Committee, as applicable)."

     EXECUTED this 20th day of Dec., 1999.

                                          HAMILTON BEACH/PROCTOR-SILEX, INC.



                                          By:/s/ Charles A. Bittenbender
                                             -----------------------------
                                             Title:  Assistant Secretary